SCHEDULE II
                   INFORMATION WITH RESPECT TO
       TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
         SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-UNITED INNS

 GIL II, LTD.
                1/23/95              500-           25.0000

 GABELLI FUNDS, INC.
  THE GABELLI VALUE FUND
                1/23/95            5,600-           25.0000

                1/18/95            2,700            24.7500

                1/17/95              100            24.6250

                1/13/95              100            24.7500

                1/09/95            3,900            24.7500

               12/30/94            1,700            24.7132

  THE GABELLI SMALL CAP GROWTH FUND
                1/23/95          100,000-           25.0000

  THE GABELLI ASSET FUND
                1/23/95           65,000-           25.0000

  THE GABELLI ABC FUND
                1/23/95           20,500-           25.0000

                1/06/95            1,700            24.5000

 GAMCO INVESTORS, INC.
                1/23/95          393,400-           25.0000

               12/28/94            1,000-           24.3750

               12/27/94            1,000-           24.3750

               12/22/94            8,000-           24.2500

               11/28/94            5,000-           24.5000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
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